Exhibit 10.1

INVENTIV HEALTH, INC.
2006 LONG-TERM INCENTIVE PLAN
(Amended April 27, 2009)

inVentiv Health, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2006 Long-Term Incentive Plan (the “Plan”).

1.   PURPOSE OF THE PLAN

 The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as directors, employees , consultants and/or advisors of the Company and its Subsidiaries who are expected to contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.   DEFINITIONS

 2.1.   “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Other Stock Unit Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

 2.2.   “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, including through an electronic medium.

 2.3.   “Board” shall mean the board of directors of the Company.

2.4.   “Change of Control” shall mean a transaction or a series of related transactions involving (i) a sale, transfer or other disposition of all or substantially all of the Company’s assets, (ii) the consummation of a merger or consolidation of the Company or (iii) a sale or exchange of capital stock of the Company, in any case as a result of which the stockholders of the Company immediately prior to such transaction or series of related transactions own, in the aggregate, less than a majority of the outstanding voting capital stock or equity interests of the surviving, resulting or transferee entity.

 2.5   “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

 2.6.   “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the NASDAQ Stock Market (or such other principal securities market on which the Shares are traded).

2.7.   “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.8.   “Director” shall mean a non-employee member of the Board.

2.9.   “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.10.   “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person’s becoming an employee of the Company or any Subsidiary. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company's securities.

2.11.   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.12.   “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the NASDAQ Stock Market on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the NASDAQ Stock Market, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on the NASDAQ Stock Market or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

 2.13.   “Limitations” shall have the meaning set forth in Section 10.5.

 2.14.   “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

 2.15.   “Other Stock Unit Award” shall have the meaning set forth in Section 8.1.

 2.16.   “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

 2.17.   “Payee” shall have the meaning set forth in Section 13.1.

 2.18.   “Performance Award” shall mean any Award of Performance Shares, Performance Units or a Performance Cash Award granted pursuant to Article 9.

 2.19.   “Performance Cash Award” shall mean any cash incentive granted pursuant to Article 9, the value of which will be paid to the Participant in cash (unless the Committee determines in its discretion to make payment thereof in Shares), upon achievement of such performance goals during the Performance Period as the Committee shall establish.

 2.20.   “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

 2.21.   “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

 2.22.   “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares (including cash), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

 2.23.   “Permitted Assignee” shall have the meaning set forth in Section 12.3.

 2.24.   “Prior Plan” shall mean the Company’s 1999 Stock Incentive Plan.

 2.25.   “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

 2.26.   “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

 2.27.   “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

 2.28.   “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

 2.29.   “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

 2.30.   Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.31.   “Vesting Period” shall have the meaning set forth in Section 7.1.

3.   SHARES SUBJECT TO THE PLAN

 3.1   Number of Shares. (a) Subject to adjustment as provided in Sections 3.1(d) and 12.2, a total of 6,575,219 Shares shall be authorized for grant under the Plan. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one Share for every one Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as (i) 1.5 Shares for every one Share granted prior to June 17, 2009 or (ii) 1.61 Shares for every one Share granted on or after June 17, 2009.

  (b)   If any Shares subject to an Award or to an award under the Prior Plan are forfeited or expire, or any Award or award under the Prior Plan is settled for cash, the Shares shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, subject to Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) Shares repurchased by the Company with Option proceeds, and (iv) Shares subject to a stock-settled Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.

  (c)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

  (d)   Any Shares that again become available for grant pursuant to this Article shall be added back as (i) one Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan and (ii) as 1.5 Shares (or, if such Shares again become available for grant on or after June 17, 2009, 1.61 Shares) if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

 3.2.   Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.   ELIGIBILITY AND ADMINISTRATION

 4.1.   Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

 4.2.   Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Except as otherwise provided in Section 10, the Compensation Committee may accelerate the vesting of any Award in its discretion.

  (b)   Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. No members of the Committee or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan, any Award or any settlement of any dispute between a Participant and the Company.

  (c)   To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal securities market on which the Shares are traded, the Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or executive officers of the Company.

5.   OPTIONS

 5.1.   Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Options shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion.

5.2.   Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written Award Agreement. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

 5.3.   Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Award (other than in connection with Substitute Awards) or (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

 5.4.   Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of (i) ten (10) years from the date the Option is granted, if the Option was granted prior to June 17 2009, or (i) seven (7) years from the date the Option is granted, if the Option was granted on or after June 17 2009.

 5.5.   Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of notice of exercise to the Company or its designated agent (including any broker designated as an administrator or service provider with respect to any or all Awards) and paying or making arrangements for the payment of the purchase price for the number of Shares being purchased in accordance with the terms of the applicable Award Agreement and any procedures established by the Company its designated agent. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), including cash or cash equivalents generated from the sale of a number of Shares sufficient for such purpose in accordance with a broker-assisted exercise program approved by the Company, (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) through any other method specified in an Award Agreement or (f) any combination of any of the foregoing. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

 5.6.   Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities.

 5.7.   Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be 2,100,000 Shares.

6.   STOCK APPRECIATION RIGHTS

 6.1.   Grant and Exercise. The Committee may provide Stock Appreciation Rights, whether or not in conjunction with all or part of any Option or other Award granted under the Plan, upon such terms and conditions as the Committee may establish in its sole discretion.

 6.2.   Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, including the following:

Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right.

Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate. Notwithstanding the foregoing provisions of this Section 6.2, but subject to Section 12.2, a Stock Appreciation Right shall generally have the same terms and conditions as Options, including (i) an exercise price not less than Fair Market Value on the date of grant to an employee of the Company or a Subsidiary and (ii) a term not greater than (A) ten (10) years from the date the Stock Appreciation Right is granted, if the Stock Appreciation Right was granted prior to June 17 2009, or (i) seven (7) years from the date the Stock Appreciation Right is granted, if the Stock Appreciation Right was granted on or after June 17 2009. In addition to the foregoing, except as provided in Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the grant price per Share of any Stock Appreciation Right after it is granted, (b) cancel any Stock Appreciation Right in exchange for cash or another Award (other than in connection with Substitute Awards) or (c) take any other action with respect to any Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

7.            RESTRICTED STOCK AWARDS

 7.1.   Grants. Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”), and such Restricted Stock Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Vesting Period”). Restricted Stock Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion. Without limitation of the foregoing, the Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock.

 7.2.   Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement. The terms of Restricted Stock Awards need not be the same with respect to each Participant

 7.3.   Rights of Holders of Restricted Stock. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award (and subject to execution of the Award Agreement, to the extent execution of the Award Agreement is provided for), the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that except as otherwise provided in an Award Agreement any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock .

8.            OTHER STOCK UNIT AWARDS

 8.1.   Grants. Other Awards of units having a value equal to an identical number of Shares (“Other Stock Unit Awards”) may be granted hereunder to Participants, in addition to other Awards granted under the Plan. Other Stock Unit Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

 8.2.   Award Agreements. The terms of Other Stock Unit Award granted under the Plan shall be set forth in an Award Agreement. Other Stock Unit Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion. The terms of such Awards need not be the same with respect to each Participant.

 8.3.   Payment. Except as maybe provided in an Award Agreement, Other Stock Unit Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Other Stock Unit Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.   PERFORMANCE AWARDS

 9.1.   Grants. Performance Awards in the form of Performance Shares, Performance Units or Performance Cash Awards, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2.   Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement. Performance Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3.   Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award, provided that a Performance Period shall not be shorter than 12 months. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4.   Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.   CODE SECTION 162(m) PROVISIONS

 10.1.   Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Performance Award or an Other Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

 10.2.   Performance Criteria. If the Committee determines that a Restricted Stock Award, a Performance Award or an Other Stock Unit Award is subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income; return on equity; total shareholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital; cash flow return on investment; improvement in or attainment of expense levels or working capital levels; cash margins; and EBIT margins . Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder. After establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

 10.3.   Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Section 10, the Committee may reduce or eliminate the number of Shares granted or the number of Shares vested upon the attainment of the applicable performance goal or reduce or eliminate the amount of any cash or other property payable upon the attainment of such performance goal pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

 10.4.   Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

 10.5.   Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any calendar year with respect to more than 1,000,000 Shares or (ii) Restricted Stock, Performance Awards and/or Other Stock Unit Awards that are denominated in Shares in any calendar year with respect to more than 500,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any 12-month period with respect to Performance Awards payable in cash is $10,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11.   CHANGE OF CONTROL PROVISIONS

11.1.   Impact on Certain Awards. Award Agreements may provide that in the event of a Change of Control of the Company, Options and Stock Appreciation Rights outstanding as of the date of the Change of Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change of Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

 11.2.   Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Agreement, in the event of a Change of Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, if a Participant’s employment with such successor company (or a subsidiary thereof) terminates within six months following such Change of Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 90 days, (ii) restrictions and deferral limitations on Restricted Stock shall lapse and the Restricted Stock shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.1, an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award shall be considered assumed or substituted for if following the Change of Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

 (b)  Unless otherwise provided in an Award Agreement, in the event of a Change of Control of the Company in which the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award: (i) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control shall immediately vest and become fully exercisable, (ii) restrictions and deferral limitations on Restricted Stock shall lapse and the Restricted Stock shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

 (c) Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

12.   GENERALLY APPLICABLE PROVISIONS

 12.1.   Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded, provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), (f) amend any provision of Section 10.5, or (g) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded. In addition, subject to Section 11, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant's consent.

 12.2.   Adjustments. Subject to Section 11, in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued under “incentive stock options” and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

 12.3.   Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. If provided for in the Award Agreement a Participant may assign or transfer an Award with the consent of the Committee (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren, (ii) to a trust or partnership for the benefit of one or more of the Participant or the Persons referred to in clause (i), or (iii) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

 12.4.   Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final. Unless otherwise determined by the Committee, vesting of an Award shall cease on the date of termination of employment or service, and an Option or Stock Appreciation Right shall terminate and cease to be exercisable (i) on the date which is three (3) months after the date on which the Participant terminates employment or service for any reason other than death, disability or cause, (ii) the date that is one (1) year after the date on which the Optionee terminates employment or service as a result of death or Disability and (iii) immediately upon termination for cause.

 12.5.   Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

13.   MISCELLANEOUS

 13.1.   Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (any such person, a “Payee”) net of any applicable federal, state, local and foreign taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

 13.2.   Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

 13.3.   Prospective Recipient. To the extent an Award Agreement provides for execution by a prospective recipient, the prospective recipient shall not, with respect to the applicable Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed such Award Agreement and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of the Plan and the Award Agreement. To the extent an Award Agreement does not provide for execution by a prospective recipient, the prospective recipient shall not, with respect to the applicable Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have complied with the then applicable terms and conditions of the Plan and the Award Agreement.

 13.4.   Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

 13.5.   Cancellation of Award. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company, breach of fiduciary duty or deliberate disregard of Company policy resulting in loss, damage, or injury to the Company, or if such Participant makes any unauthorized disclosure of any trade secret or confidential information, breaches any written agreement with the Company, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Company, or solicits or attempts to solicit any employee of the Company to terminate employment with the Company. In making such determination, the Committee shall act fairly and shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Committee. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the second preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

 13.6.   Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

 13.7.   Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

 13.8.   Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

 13.9.   Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

 13.10.   Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

 13.11.   Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

 13.12.   Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

 13.13.   Effective Date of Plan; Termination of Plan. The Plan, as amended through the date first shown above, shall be effective on the date of the approval of the Plan, as so amended, by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. If the foregoing condition is not fulfilled, the original Plan shall continue as in effect prior to such date.  Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the prior Plan, on which date the Plan, as so amended, will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

 13.14.   Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

13.15.   Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

 13.16.   Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.